 Exhibit 99.1

FOR IMMEDIATE RELEASE
October 21, 2015

FOR ADDITIONAL INFORMATION, PLEASE CONTACT JEAN R. HALE, CHAIRMAN, PRESIDENT, AND C.E.O., COMMUNITY TRUST BANCORP, INC. AT (606) 437-3294

Pikeville, Kentucky:

COMMUNITY TRUST BANCORP, INC. REPORTS EARNINGS FOR THE THIRD QUARTER 2015

Earnings Summary
(in thousands except per share data)	3Q 2015	2Q 2015	3Q 2014	9 Months 2015	9 Months 2014
Net income	$11,222	$12,402	$10,924	$34,562	$33,259
Earnings per share	$0.64	$0.71	$0.63	$1.98	$1.92
Earnings per share – diluted	$0.64	$0.71	$0.63	$1.98	$1.91

Return on average assets	1.18%	1.32%	1.18%	1.23%	1.21%
Return on average equity	9.50%	10.78%	9.89%	9.99%	10.31%
Efficiency ratio	60.53%	57.28%	56.82%	58.82%	58.55%
Tangible common equity	10.82%	10.68%	10.33%

Dividends declared per share	$0.310	$0.300	$0.300	$0.910	$0.881
Book value per share	$26.87	$26.39	$25.14

Weighted average shares	17,440	17,421	17,326	17,420	17,317
Weighted average shares - diluted	17,491	17,465	17,402	17,472	17,395

Community Trust Bancorp, Inc. (NASDAQ-CTBI) reports earnings for the third quarter 2015 of $11.2 million, or $0.64 per basic share, compared to $10.9 million, or $0.63 per basic share, earned during the third quarter 2014 and $12.4 million, or $0.71 per basic share, earned during the second quarter 2015.  Earnings for the nine months ended September 30, 2015 were $34.6 million, or $1.98 per basic share compared to $33.3 million, or $1.92 per basic share, for the nine months ended September 30, 2014.

3rd Quarter 2015 Highlights

❖	Our loan portfolio increased $136.6 million from September 30, 2014 and $27.6 million during the quarter.

❖	Our investment portfolio decreased $56.9 million from September 30, 2014 and $4.5 million during the quarter.

❖	Deposits, including repurchase agreements, increased $109.1 million from September 30, 2014 and $76.5 million during the quarter.

❖	Interest bearing deposits in other banks increased $54.8 million from September 30, 2014 and $26.9 million during the quarter.

❖
Nonperforming loans at $32.7 million decreased $15.8 million from September 30, 2014 and $0.7 million from June 30, 2015.  Nonperforming assets at $67.5 million decreased $13.8 million from September 30, 2014 and $2.5 million from June 30, 2015.

❖
Net loan charge-offs for the quarter ended September 30, 2015 were $2.2 million, or 0.31% of average loans annualized, compared to $2.8 million, or 0.42%, experienced for the third quarter 2014 and $1.7 million, or 0.25%, for the second quarter 2015.

❖
CTBI's investments in low income housing and other community related investments provided tax credits to offset current income tax expense for the third quarter 2015 in the amount of $1.2 million compared to $0.3 million in the third quarter 2014 and $0.9 million in the second quarter 2015.  Year-to-date credits used to offset current income tax expense totaled $2.4 million compared to $0.8 million for the first nine months of 2014.  The amortization of our investment in these partnerships increased as well.  Amortization for the third quarter 2015 totaled $1.0 million compared to $0.2 million for the third quarter 2014 and $0.7 million for the second quarter 2015.  Year-to-date amortization was $2.0 million compared to $0.6 million for the first nine months of 2014.

❖
In addition to the amortization expense mentioned above, noninterest expense for the quarter was impacted by an increase of $0.6 million in other real estate owned expense from same quarter last year and an increase of $0.5 million from prior quarter.  Personnel expense for the quarter also increased $0.5 million from same quarter last year and $0.4 million from prior quarter.  Year-to-date noninterest expense was impacted by a $1.1 million increase in personnel expense due to a $0.6 million increase in group medical and life insurance cost and a $0.5 million increase in the performance based bonus accrual year over year, in addition to the $1.4 million increase in amortization expense.  The year-to-date increases were partially offset by a $0.7 million decrease in data processing expense and a $0.4 million decrease in other real estate owned expense.

Net Interest Income

Net interest income for the quarter decreased $0.02 million, or 0.1%, from prior year third quarter and $0.2 million, or 0.7%, from prior quarter, while our net interest margin decreased 11 basis points and 8 basis points during the respective time periods.  Average earning assets increased $97.9 million, or 2.9%, from third quarter 2014 and $10.3 million, or 0.3%, from prior quarter, while our yield on average earning assets decreased 12 basis points and 8 basis points, respectively, during these time periods.  The cost of interest bearing funds remained flat to prior year third quarter but increased 1 basis point from prior quarter.  Our ratio of average loans to deposits, including repurchase agreements, for the quarter ended September 30, 2015 was 87.5% compared to 84.9% for the quarter ended September 30, 2014 and 87.1% for the quarter ended June 30, 2015.  Year-to-date net interest income increased $0.5 million, or 0.5% from prior year.

Noninterest Income

Noninterest income for the quarter ended September 30, 2015 increased $0.02 million, or 0.2%, from prior year same quarter but decreased $0.2 million, or 1.6%, from prior quarter.  The increase year over year was primarily due to an increase in other noninterest income items, including a $0.3 million increase in insurance commissions and brokerage revenue and a $0.2 million gain on the sale of our Hazard Main Street Branch, partially offset by a $0.5 million decrease in loan related fees.  Quarter over quarter, we experienced decreases in gains on sales of loans, trust revenue, and loan related fees, partially offset by increases in deposit service charges and other noninterest income.  The quarterly decrease in loan related fees resulted primarily from a $0.3 million fluctuation in the fair value adjustments of our mortgage servicing rights from prior year same quarter and a $0.5 million fluctuation from prior quarter.

Year-to-date noninterest income increased $2.0 million, or 5.9% from prior year.  Gains on sales of loans increased $0.8 million, deposit service charges increased $0.2 million, trust revenue increased $0.2 million, loan related fees increased $0.2 million, and securities gains (losses) improved $0.3 million.  The increase in loan related fees resulted primarily from a $0.2 million fluctuation in the fair value adjustments of our mortgage servicing rights.

Noninterest Expense

Noninterest expense for the quarter ended September 30, 2015 increased $1.7 million, or 6.5%, from prior year third quarter and $1.2 million, or 4.6%, from prior quarter.  The increase in noninterest expense was primarily due to increases in amortization expense related to tax credits, personnel expense, and other real estate owned expense.

Year-to-date noninterest expense increased $1.7 million, or 2.2%, from prior year.  The increase primarily resulted from a $1.4 million increase in amortization expense related to tax credits and a $1.1 million increase in personnel expense due to a $0.6 million increase in group medical and life insurance cost and a $0.5 million increase in the performance based bonus accrual year over year.  These increases were partially offset by a $0.7 million decrease in data processing expense and a $0.4 million decrease in other real estate owned expense.

Balance Sheet Review

CTBI's total assets at $3.8 billion increased $138.1 million, or 3.8%, from September 30, 2014 and $38.1 million, or an annualized 4.0%, during the quarter.  Loans outstanding at September 30, 2015 were $2.8 billion, increasing $136.6 million, or 5.1%, from September 30, 2014 and $27.6 million, or an annualized 3.9%, during the quarter.  We experienced growth during the quarter of $23.4 million in the indirect loan portfolio, $4.2 million in the consumer direct loan portfolio, and $3.4 million in the residential loan portfolio and a decrease of $3.4 million in the commercial loan portfolio.  CTBI's investment portfolio decreased $56.9 million, or 9.0%, from September 30, 2014 and $4.5 million, or an annualized 3.1%, during the quarter.  The decline in the investment portfolio was utilized to provide additional liquidity to support loan growth.  Deposits, including repurchase agreements, at $3.2 billion increased $109.1 million, or 3.5%, from September 30, 2014 and $76.5 million, or an annualized 9.6%, from prior quarter.  Interest bearing deposits in other banks increased $54.8 million from September 30, 2014 and $26.9 million during the quarter.

Shareholders' equity at September 30, 2015 was $470.6 million compared to $438.2 million at September 30, 2014 and $461.6 million at June 30, 2015.  CTBI's annualized dividend yield to shareholders as of September 30, 2015 was 3.49%.

Asset Quality

CTBI's total nonperforming loans were $32.7 million at September 30, 2015, a 32.6% decrease from the $48.6 million at September 30, 2014 and a 2.0% decrease from the $33.4 million at June 30, 2015.  Nonaccrual loans decreased $1.8 million for the quarter and loans 90+ days past due increased $1.1 million.  Loans 30-89 days past due at $18.8 million was an increase of $2.8 million from June 30, 2015.  Our loan portfolio management processes focus on the immediate identification, management, and resolution of problem loans to maximize recovery and minimize loss.  Impaired loans, loans not expected to meet contractual principal and interest payments other than insignificant delays, at September 30, 2015 totaled $48.3 million, an $18.6 million decline from the $66.9 million at September 30, 2014 and a $1.9 million decline from the $50.2 million at June 30, 2015.

Our level of foreclosed properties at $34.7 million at September 30, 2015 was an increase from $32.7 million at September 30, 2014 but a decrease from the $36.4 million at June 30, 2015.  Sales of foreclosed properties for the quarter ended September 30, 2015 totaled $5.0 million while new foreclosed properties totaled $3.7 million.  At September 30, 2015, the book value of properties under contracts to sell was $4.0 million; however, the closings had not occurred at quarter-end.

Net loan charge-offs for the quarter ended September 30, 2015 were $2.2 million, or 0.31% of average loans annualized, compared to $2.8 million, or 0.42%, experienced for the third quarter 2014 and $1.7 million, or 0.25%, for the second quarter 2015.  Of the net charge-offs for the quarter, $0.7 million were in commercial loans, $0.6 million were in indirect auto loans, $0.6 million were in residential real estate mortgage loans, and $0.3 million were in consumer direct loans.  Allocations to loan loss reserves were $2.5 million for the quarter ended September 30, 2015 compared to $3.3 million for the quarter ended September 30, 2014 and $2.3 million for the quarter ended June 30, 2015.  Our reserve coverage (allowance for loan and lease loss reserve to nonperforming loans) at September 30, 2015 was 108.6% compared to 70.2% at September 30, 2014 and 105.4% at June 30, 2015.  Our loan loss reserve as a percentage of total loans outstanding decreased from 1.27% at September 30, 2014 but remained at 1.26%, the June 30, 2015 level.

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. CTBI's actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "may increase," "may fluctuate," and similar expressions or future or conditional verbs such as "will," "should," "would," and "could." These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, the performance of coal and coal related industries, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; results of various investment activities; the effects of competitors' pricing policies, of changes in laws and regulations on competition and of demographic changes on target market populations' savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; the adoption by CTBI of an FFIEC policy that provides guidance on the reporting of delinquent consumer loans and the timing of associated credit charge-offs for financial institution subsidiaries; and the resolution of legal  proceedings and related matters.  In addition, the banking industry in general is subject to various monetary and fiscal policies and regulations, which include those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, and state regulators, whose policies and regulations could affect CTBI's results.  These statements are representative only on the date hereof, and CTBI undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $3.8 billion, is headquartered in Pikeville, Kentucky and has 70 banking locations across eastern, northeastern, central, and south central Kentucky, six banking locations in southern West Virginia, four banking locations in northeastern Tennessee, four trust offices across Kentucky, and one trust office in Tennessee.

Additional information follows.

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
September 30, 2015
(in thousands except per share data and # of employees)

	Three	Three	Three	Nine	Nine
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Interest income	$ 35,912	$ 36,083	$ 35,957	$ 107,720	$ 107,461
Interest expense	2,947	2,901	2,969	8,668	8,890
Net interest income	32,965	33,182	32,988	99,052	98,571
Loan loss provision	2,520	2,319	3,300	6,740	5,380

Gains on sales of loans	462	823	303	1,575	781
Deposit service charges	6,348	6,046	6,321	17,976	17,739
Trust revenue	2,297	2,366	2,395	6,902	6,703
Loan related fees	641	1,242	1,128	2,747	2,573
Securities gains (losses)	12	(14)	(34)	142	(145)
Other noninterest income	2,275	1,765	1,893	5,657	5,392
Total noninterest income	12,035	12,228	12,006	34,999	33,043

Personnel expense	13,975	13,622	13,465	41,242	40,156
Occupancy and equipment	2,688	2,680	2,838	8,232	8,777
Data processing expense	1,577	1,695	2,017	5,204	5,875
FDIC insurance premiums	606	586	575	1,798	1,782
Other noninterest expense	8,688	7,730	6,968	23,189	21,390
Total noninterest expense	27,534	26,313	25,863	79,665	77,980

Net income before taxes	14,946	16,778	15,831	47,646	48,254
Income taxes	3,724	4,376	4,907	13,084	14,995
Net income	$ 11,222	$ 12,402	$ 10,924	$ 34,562	$ 33,259

Memo: TEQ interest income	$ 36,414	$ 36,598	$ 36,444	$ 109,250	$ 108,883

Average shares outstanding	17,440	17,421	17,326	17,420	17,317
Diluted average shares outstanding	17,491	17,465	17,402	17,472	17,395
Basic earnings per share	$ 0.64	$ 0.71	$ 0.63	$ 1.98	$ 1.92
Diluted earnings per share	$ 0.64	$ 0.71	$ 0.63	$ 1.98	$ 1.91
Dividends per share	$ 0.310	$ 0.300	$ 0.300	$ 0.910	$ 0.881

Average balances:
Loans	$ 2,803,332	$ 2,782,350	$ 2,656,523	$ 2,773,249	$ 2,618,995
Earning assets	3,524,058	3,513,774	3,426,195	3,506,303	3,409,905
Total assets	3,788,917	3,781,553	3,677,142	3,772,031	3,665,607
Deposits, including repurchase agreements	3,203,122	3,193,743	3,127,372	3,184,151	3,123,659
Interest bearing liabilities	2,562,274	2,567,687	2,544,960	2,563,526	2,548,602
Shareholders' equity	468,442	461,392	438,399	462,454	431,317

Performance ratios:
Return on average assets	1.18%	1.32%	1.18%	1.23%	1.21%
Return on average equity	9.50%	10.78%	9.89%	9.99%	10.31%
Yield on average earning assets (tax equivalent)	4.10%	4.18%	4.22%	4.17%	4.27%
Cost of interest bearing funds (tax equivalent)	0.46%	0.45%	0.46%	0.45%	0.47%
Net interest margin (tax equivalent)	3.77%	3.85%	3.88%	3.84%	3.92%
Efficiency ratio (tax equivalent)	60.53%	57.28%	56.82%	58.82%	58.55%

Loan charge-offs	$ 2,899	$ 2,284	$ 3,470	$ 7,819	$ 7,644
Recoveries	(729)	(549)	(643)	(2,172)	(2,346)
Net charge-offs	$ 2,170	$ 1,735	$ 2,827	$ 5,647	$ 5,298

Market Price:
High	$ 37.63	$ 35.49	$ 36.35	$ 37.63	$ 41.13
Low	$ 33.62	$ 31.54	$ 33.47	$ 31.53	$ 32.33
Close	$ 35.51	$ 34.87	$ 33.63	$ 35.51	$ 33.63

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
September 30, 2015
(in thousands except per share data and # of employees)

	As of	As of	As of
	September 30, 2015	June 30, 2015	September 30, 2014
Assets:
Loans	$ 2,820,460	$ 2,792,831	$ 2,683,905
Loan loss reserve	(35,540)	(35,190)	(34,090)
Net loans	2,784,920	2,757,641	2,649,815
Loans held for sale	1,983	1,993	367
Securities AFS	576,713	581,236	633,572
Securities HTM	1,661	1,661	1,662
Other equity investments	22,814	22,814	22,814
Other earning assets	116,754	95,422	66,971
Cash and due from banks	54,041	58,118	62,510
Premises and equipment	48,541	48,833	50,604
Goodwill and core deposit intangible	65,821	65,861	66,020
Other assets	134,900	136,478	115,751
Total Assets	$ 3,808,148	$ 3,770,057	$ 3,670,086

Liabilities and Equity:
NOW accounts	$ 32,249	$ 32,258	$ 33,208
Savings deposits	1,004,635	955,125	930,225
CD's >=$100,000	561,856	576,785	592,684
Other time deposits	638,832	646,945	685,964
Total interest bearing deposits	2,237,572	2,211,113	2,242,081
Noninterest bearing deposits	737,657	701,958	660,100
Total deposits	2,975,229	2,913,071	2,902,181
Repurchase agreements	256,153	241,776	220,095
Other interest bearing liabilities	71,640	124,673	73,654
Noninterest bearing liabilities	34,541	28,914	35,918
Total liabilities	3,337,563	3,308,434	3,231,848
Shareholders' equity	470,585	461,623	438,238
Total Liabilities and Equity	$ 3,808,148	$ 3,770,057	$ 3,670,086

Ending shares outstanding	17,513	17,489	17,431
Memo: Market value of HTM securities	$ 1,651	$ 1,641	$ 1,631

30 - 89 days past due loans	$ 18,812	$ 16,001	$ 20,877
90 days past due loans	18,001	16,915	19,607
Nonaccrual loans	14,722	16,486	28,951
Restructured loans (excluding 90 days past due and nonaccrual)	43,081	42,447	44,794
Foreclosed properties	34,654	36,405	32,747
Other repossessed assets	136	157	5

Common equity Tier 1 capital	14.49%	14.35%	-
Tier 1 leverage ratio	12.40%	12.24%	11.97%
Tier 1 risk-based capital ratio	16.63%	16.51%	16.57%
Total risk based capital ratio	17.88%	17.76%	17.82%
Tangible equity to tangible assets ratio	10.82%	10.68%	10.33%
FTE employees	980	995	1,013